Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 1 to Form S-1 of our report dated September 27, 2017, relating to the balance sheet of Mosaic Acquisition Corp. as of August 15, 2017, and the related statements of operations, changes in shareholders’ equity and cash flows for the period from July 26, 2017 (inception) to August 15, 2017, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

Whippany, New Jersey
October 13, 2017